Exhibit 5.1

August 5, 2026

Protagonist Therapeutics, Inc.

7707 Gateway Boulevard, Suite 140

Newark, California 94560

Re:	Post-Effective Amendments to Registration Statements on Form S-8

Ladies and Gentlemen:

We have examined (i) the Registration Statement on Form S-8 of Protagonist Therapeutics, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on August 15, 2016 (the “First Registration Statement”) in connection with the offering of up to 1,200,000 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), issuable to eligible individuals under the Protagonist Therapeutics, Inc. 2016 Equity Incentive Plan (the “Prior Plan”); (ii) the Registration Statement on Form S-8 of the Company filed with the Commission pursuant to the Securities Act on March 8, 2017 (the “Second Registration Statement”) in connection with the offering by the Company of up to 668,891 shares of Common Stock issuable to eligible individuals under the the Prior Plan; (iii) the Registration Statement on Form S-8 of the Company filed with the Commission pursuant to the Securities Act on March 7, 2018 (the “Third Registration Statement”) in connection with the offering by the Company of up to 843,532 shares of Common Stock issuable to eligible individuals under the Prior Plan; (iv) the Registration Statement on Form S-8 of the Company filed with the Commission pursuant to the Securities Act on March 12, 2019 (the “Fourth Registration Statement”) in connection with the offering by the Company of up to 927,488 shares of Common Stock issuable to eligible individuals under the Prior Plan; (v) the Registration Statement on Form S-8 of the Company filed with the Commission pursuant to the Securities Act on March 10, 2020 (the “Fifth Registration Statement”) in connection with the offering by the Company of up to 1,088,705 shares of Common Stock issuable to eligible individuals under the Prior Plan; (vi) the Registration Statement on Form S-8 of the Company filed with the Commission pursuant to the Securities Act on March 10, 2021 (the “Sixth Registration Statement”) in connection with the offering by the Company of up to 1,749,818 shares of Common Stock issuable to eligible individuals under the Prior Plan; (vii) the Registration Statement on Form S-8 of the Company filed with the Commission pursuant to the Securities Act on February 28, 2022 (the “Seventh Registration Statement”) in connection with the offering by the Company of up to 1,913,533 shares of Common Stock issuable to eligible individuals under the Prior Plan; (viii) the Registration Statement on Form S-8 of the Company filed with the Commission pursuant to the Securities Act on March 15, 2023 (the “Eighth Registration Statement”) in connection with the offering by the Company of up to 1,973,570 shares of Common Stock issuable to eligible individuals under the Prior Plan; (ix) the Registration Statement on Form S-8 of the Company filed with the Commission pursuant to the Securities Act on February 27, 2024 (the “Ninth Registration Statement”) in connection with the offering by the Company of up to 2,308,344 shares of Common Stock issuable to eligible individuals under the Prior Plan; (x) the Registration Statement on Form S-8 of the Company filed with the Commission pursuant to the Securities Act on February 21, 2025 (the “Tenth Registration Statement”) in connection with the offering by the Company of up to 2,441,405 shares of Common Stock issuable to eligible individuals under the Prior Plan; and (xi) the Registration Statement on Form S-8 of the Company filed with the Commission pursuant to the Securities Act on February 25, 2026 (the “Eleventh Registration Statement” and, together with the First Registration Statement, Second Registration Statement, Third Registration Statement, Fourth Registration Statement, Fifth Registration Statement, Sixth Registration Statement, Seventh Registration Statement, Eight Registration Statement, Ninth Registration Statement and Tenth Regitration Statement, the “Prior Registration Statements”) in connection with the offering by the Company of up to 2,503,115 shares of Common Stock issuable to eligible individuals under the Prior Plan.

Pursuant to the terms of the Protagonist Therapeutics, Inc. 2026 Equity Incentive Plan (the “2026 Plan”), as approved by the Company’s shareholders on June 17, 2026, up to 10,991,258 shares of Common Stock (such shares of Common Stock, the “Rollover Shares”) may become available for issuance under the 2026 Plan representing (i) the shares of Common Stock that remained available for grant under the Prior Plan as of June 17, 2026 and (ii) the shares of Common Stock subject to outstanding awards under the Prior Plan as of June 17, 2026 that may expire or terminate for any reason or may be forefeited, reacquired or withheld (or not issued) to satisfy tax withholding obligations or the purchase price or exercise price of an award after June 17, 2026.

Gibson, Dunn & Crutcher LLP

One Embarcadero Center Suite 2600 | San Francisco, CA 94111-3715 | T: 415.393.8200 | F: 415.393.8306 | gibsondunn.com

We have examined the Post-Effective Amendment to the Prior Registration Statements (the “Registration Statement”) to be filed with the Commission pursuant to the Securities Act in connection with the offering by the Company of such Rollover Shares that may become available for issuance under the 2026 Plan.

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the 2026 Plan and of such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinion set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to this opinion, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others. We have also assumed that there are no agreements or understandings between or among the Company and any participants in the 2026 Plan that would expand, modify or otherwise affect the terms of the 2026 Plan or the respective rights or obligations of the participants thereunder.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Rollover Shares, when issued against payment therefor in accordance with the terms set forth in the 2026 Plan as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the Delaware General Corporation Law (the “DGCL”). We are not admitted to practice in the State of Delaware; however, we are generally familiar with the DGCL as currently in effect and have made such inquiries as we consider necessary to render the opinions above. This opinion is limited to the effect of the current state of the DGCL and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such law or the interpretations thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

Gibson, Dunn & Crutcher LLP

One Embarcadero Center Suite 2600 | San Francisco, CA 94111-3715 | T: 415.393.8200 | F: 415.393.8306 | gibsondunn.com